George Brenner, CPA
A Professional Corporation
10680 W. PICO BOULEVARD, SUITE 260
LOS ANGELES, CALIFORNIA 90064
310/202-6445 - Fax 310/202-6494

February 2, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Regal One Corporation

We have read the statements of Regal One Corporation pertaining to our firm included under Item 4.01 of Form 8-k dated February 2, 2007 and agree with such statements as they pertain to our firm.

Regards,

/s/ George Brenner, C.P.A.
George Brenner, C.P.A.